Exhibit (21)

                         SUBSIDIARIES OF THE CORPORATION
                               As of March 1, 1999

                                                  State or other jurisdiction
Name                                              of organization
----------------------------------------          ----------------------------
Cartec GmbH                                       Germany
CreditCorp SPC, LLC                               Wisconsin
G.S. S.r.l.                                       Italy
Hein-Werner Corporation                           Wisconsin
Herramientas Eurotools, S.A.                      Spain
Hoffman Werkstatt-Technik GmbH                    Germany
IDMC, Inc.                                        Wisconsin
IDSC Holdings, Inc.                               Wisconsin
Mitchell Repair Information Company, LLC          Delaware
Nationwide International L.L.C.                   Australia
Nu-Tech Industries, Inc.                          Kentucky
Sioux Tools, Inc.                                 Iowa
Snap-on Equipment Europe                          Ireland
Snap-on Equipment France, S.A.                    France
Snap-on Financial Services, Inc.                  Nevada
Snap-on Global Holdings, Inc.                     Delaware
Snap-on International Finance Company             Ireland
Snap-on Technologies, Inc.                        Illinois
Snap-on Tools (Australia) Pty. Ltd.               Australia
Snap-on Tools Company                             Wisconsin
Snap-on Tools International, Ltd.                 Virgin Islands
Snap-on Tools Japan, K.K.                         Japan
Snap-on Tools Limited                             United Kingdom
Snap-on Logistics Company                         Wisconsin
Snap-on Tools Manufacturing Company               Wisconsin
Snap-on Tools of Canada Ltd.                      Canada
Sun Electric Deutschland GmbH                     Germany
Sun Electric do Brasil                            Brazil
Sun Electric Europe B.V.                          Netherlands
Sun Electric Nederland B.V.                       Netherlands
Sun Electric U.K. Limited                         England
Wheeltronic Ltd.                                  Ontario